                                 SCHEDULE 14A
                                (Rule 14a 101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  ROXIO, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement no.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                             [LOGO OF ROXIO, INC.]

                                                                 August 10, 2001

Dear Stockholder:

   On behalf of the Board of Directors, you are cordially invited to attend the 2001 Annual Meeting of Stockholders of Roxio, Inc. to be held at our corporate headquarters located at 461 South Milpitas Blvd., Milpitas, CA 95035, on September 20, 2001 at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

   This is our first solicitation of proxies for our Annual Meeting of Stockholders since we began operations as an independent, publicly held company. We became a publicly held company through the pro rata distribution by Adaptec, Inc. of the outstanding shares of our common stock to Adaptec's stockholders in May 2001.

   During the Annual Meeting, stockholders will view a presentation by Roxio and have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-prepaid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

   We look forward to seeing you on September 20, 2001 and urge you to return your proxy card as soon as possible.

                                          Sincerely,


                                          /s/ Wm. Christopher Gorog
                                          Wm. Christopher Gorog
                                          President and Chief Executive
                                           Officer

                                  ROXIO, INC.
                         461 South Milpitas Boulevard,
                           Milpitas, California 95035
                                 (408) 259-7694

                               ----------------

                    Notice of Annual Meeting of Stockholders
                        to be held on September 20, 2001

                               ----------------

To the Stockholders of Roxio, Inc.:

   The Annual Meeting of Stockholders of Roxio, Inc. will be held at 10:00 a.m., local time, on September 20, 2001, at Roxio's corporate headquarters located at 461 South Milpitas Blvd., Milpitas, CA 95035, for the following purposes:

     1. To vote for the election of Wm. Christopher Gorog to our Board of Directors for a three-year term expiring at our Annual Meeting in 2004; and

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on July 25, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

                                          By order of the Board of Directors,


                                          /s/ William E. Growney, Jr.
                                          William E. Growney, Jr.
                                          Secretary

Milpitas, California
August 10, 2001


ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER
 OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID
                      ENVELOPE FURNISHED FOR THAT PURPOSE.

                               ----------------

                                PROXY STATEMENT

                               ----------------

   We are sending this Proxy Statement to you, the stockholders of Roxio, Inc., a Delaware corporation, as part of our board of directors' solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on September 20, 2001, at 461 South Milpitas Blvd., Milpitas, CA 95035, and any adjournments thereof.

   We are mailing this Proxy Statement and proxy card on or about August 10, 2001. We are also enclosing a copy of our 2001 Annual Report to Stockholders, which includes our fiscal 2001 financial statements. The Annual Report is not, however, part of the proxy materials.

                             QUESTIONS AND ANSWERS

What am I voting on?

   At the Annual Meeting, our stockholders will be voting on the reelection of one of our directors (Wm. Christopher Gorog).

How does the board of directors recommend I vote on the proposals?

   Our board of directors recommends you vote FOR the nominee.

Who is entitled to vote at the meeting?

   Stockholders of record as of the close of business on July 25, 2001, which is known as the record date, are entitled to vote.

How do I vote?

   Sign and date each proxy card you receive and return it in the postage-prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the director nominee. You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting by:

  . notifying our corporate secretary in writing;

  . signing and returning a later-dated proxy card; or

  . voting in person at the Annual Meeting.

How will voting on any other business be conducted?

   Other than the proposal described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting, your signed proxy card authorizes Wm. Christopher Gorog and R. Elliot Carpenter, our president and chief executive officer and our vice president and chief financial officer to vote on those matters according to their best judgment.

Who will count the vote?

   Representatives of Mellon Investor Services LLC, the independent inspector of elections, will count the vote.

What does it mean if I receive more than one proxy card?

   It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How many shares can vote?

   As of the record date, 16,746,722 shares of our common stock were issued and outstanding. Holders of our common stock as of the record date are entitled to one vote per share for each matter before the meeting.

How many votes are required to approve the proposals?

   A plurality of the shares of common stock voting in person or by proxy is required to elect the nominee for director. A plurality means that the nominee receiving the largest number of votes cast will be elected.

Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors.

What constitutes a quorum?

   A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. As there were 16,746,722 eligible votes as of the record date, we will need at least 8,373,362 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if I abstain?

   If you submit a properly signed proxy card, but you abstain on one or more proposals, you will still be considered present for purposes of calculating a quorum. However, your abstention will not count as a vote FOR or AGAINST any matter.

What happens if my shares are held by a broker or nominee?

   If you are the beneficial owner of shares held in "street name" by a broker or nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as broker non-votes).

How will "broker non-votes" be treated?

   "Broker non-votes" are shares held by brokers or nominees for whom the broker or nominee lacks discretionary power to vote and never received specific voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker or nominee notes on the proxy card that it lacks discretionary authority to vote shares on a particular matter, those shares will not count FOR or AGAINST that matter.

Who can attend the Annual Meeting?

   All stockholders as of July 25, 2001 can attend the Annual Meeting. If your shares are held through a broker and you would like to attend, please either
(1) write William E. Growney, Jr., our director of legal affairs and secretary, at 461 South Milpitas Boulevard, Milpitas, California 95035 or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker).

When are stockholder proposals due for the 2002 Annual Meeting?

   If you are submitting a proposal to be included in next year's proxy statement or wish to present a proposal outside of Rule 14a-8, then, according to the advance notice provision in our bylaws, we must receive the proposal by May 23, 2002.

How will Roxio solicit proxies for the Annual Meeting?

   We are soliciting proxies by mailing this Proxy Statement and proxy card to our stockholders. We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners. We may also engage a proxy solicitation company in connection with the Annual Meeting for a fee, which is not expected to exceed $10,000 plus out-of-pocket expenses.

How do I obtain a copy of the Annual Report on Form 10-K that Roxio filed with the Securities and Exchange Commission?

   Our Annual Report on Form 10-K is part of the Annual Report that is being mailed to you with this Proxy Statement. If, for whatever reason, you need another copy, we will provide one to you free of charge upon your written request to William E. Growney, Jr., our director of legal affairs and secretary, at 461 South Milpitas Boulevard, Milpitas, California 95035.

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

   Our board of directors currently consists of five directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. At the Annual Meeting, one director will be elected for a term of three years expiring at our 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified. In addition, one of our current directors, Robert N. Stephens, whose term expires in 2001, will resign immediately prior to the Annual Meeting, and at such time, the number of authorized directors on our board will be reduced to four. The nominee, Wm. Christopher Gorog, is presently a member of our board of directors. The board of directors recommends that the stockholders vote in favor of the election of the nominee named in this Proxy Statement to serve as a member of our board of directors. See "Nominee" below.

   The three directors whose terms of office do not expire in 2001 will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified. See "Other Directors" below.

   If at the time of the Annual Meeting the nominee should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee as our board of directors recommends, or vote to allow the vacancy created thereby to remain open until filled by our board of directors, as our board of directors recommends. The board of directors has no reason to believe that the nominee will be unable or decline to serve as a director if elected.

                                    NOMINEE

   The name of the nominee for the office of director and certain information concerning such nominee is set forth below:

   Wm. Christopher Gorog, age 48, has served as our chief executive officer, president and as a director since September 2000. From February 1999 to September 2000, Mr. Gorog served as a consultant in the entertainment and media industry, including serving as advisor to J.H. Whitney, an asset management company, in HOB Entertainment, Inc.'s acquisition of Universal Concerts. From November 1995 to February 1999, Mr. Gorog served as president of new business development at Universal Studios, an entertainment company. From January 1995 to November 1995, Mr. Gorog served as executive vice president of group operations at Universal Studios. Mr. Gorog earned a B.A.S. in Telecommunications and Film from San Diego State University.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEE.

                                OTHER DIRECTORS

   The following persons will continue to serve as members of our board of directors after the Annual Meeting until their terms of office expire (as indicated below) and their successors are elected and qualified.

   Richard J. Boyko, age 52, has served as a director since April 2001. Mr. Boyko's initial term as a director expires at the annual meeting in 2002. Mr. Boyko currently serves as co-president and chief creative officer of Ogilvy & Mather, an advertising agency. He joined Ogilvy & Mather in November 1989. Mr. Boyko majored in advertising at Art Center College of Design.

   Joseph C. Kaczorowski, age 45, has served as a director since April 2001. Mr. Kaczorowski's initial term as a director expires at the annual meeting in 2003. Mr. Kaczorowski currently serves as executive vice president and chief financial officer of HOB Entertainment, Inc., an entertainment company. He joined HOB Entertainment, Inc. in August 1996. Mr. Kaczorowski holds a B.S. in Accounting from St. John's University.

   Robert Rodin, age 47, has served as a director since April 2001. Mr. Rodin's initial term as a director expires at the annual meeting in 2002. Mr. Rodin is the founder, chairman of the board and chief executive officer of eConnections, a real time supply chain management company for the electronics industry. Prior to founding eConnections, Mr. Rodin served as the president of Avnet, an electronics distribution company, from November 1999 to April 2000. From 1983 to November 1999, Mr. Rodin was at Marshall Industries, an electronics distribution company, where he most recently served as president, chief executive officer and director. Mr. Rodin holds a B.A. in Psychology from University of Connecticut.

                             DIRECTOR COMPENSATION

   Upon first becoming a member of our board of directors, each non-employee director receives an automatic grant of an option to purchase up to 12,500 shares of our common stock, or 15,000 shares if the director serves as our chairman of the board, or chairman of our compensation or audit committee. In addition, all non-employee directors who have served for at least six months receive an annual option to purchase 5,000 shares or, if the non-employee director is our chairman of the board, chairman of the compensation committee or chairman of the audit committee, 7,500 shares. The options granted to non-employee directors vest quarterly at the rate of 6.25% of the shares underlying the options. We reimburse our directors for costs associated with attending board meetings.

                             ATTENDANCE AT MEETINGS

   Our board of directors met in person or conducted telephonic meetings a total of one time during fiscal year ended March 31, 2001. During that same period, the board acted three times by unanimous written consent. Each director has attended at least 75% of all board meetings and applicable committee meetings since his election to the board of directors.

                      COMMITTEES OF THE BOARD OF DIRECTORS

   Our board of directors has established a compensation committee and an audit committee, each comprised entirely of directors who are not officers of Roxio. The board of directors has no nominating committee; selection of nominees for the board is made by the entire board of directors.

Compensation Committee

   The compensation committee of our board of directors consists of Messrs. Kaczorowski and Rodin. Our compensation committee determines, approves and reports to the board of directors on all elements of compensation for our executive officers, including targeted total cash compensation and long-term equity based incentives.

   The compensation committee of our board of directors did not meet during our fiscal year ended March 31, 2001.

Audit Committee

   The audit committee of our board of directors consists of three non-employee directors, Messrs. Boyko, Kaczorowski and Rodin. The Nasdaq Marketplace Rules require that at least two members of the audit committee be "independent directors". Each member of our audit committee is an "independent director". Our audit committee operates under a written charter adopted by our board of directors, a copy of which is attached to this Proxy Statement as Appendix A. The audit committee reviews our auditing, accounting, financial reporting and internal control functions and makes recommendations to our board of directors for the selection of independent accountants. The audit committee has also considered whether the provision of services by PricewaterhouseCoopers LLP under the caption "All Other Fees" below is compatible with maintaining the independence of PricewaterhouseCoopers LLP. In discharging its duties, the committee:

  . reviews and approves the scope of the annual audit and the independent accountant's fees;

  . meets independently with our internal finance staff, our independent accountants and our senior management; and

  . reviews the general scope of our accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems, as well as the results of the annual audit.

   The audit committee did not meet during our fiscal year ended March 31, 2001.

Audit Fees

   The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our most recent annual financial statements during fiscal 2001 were $82,425.

All Other Fees

   PricewaterhouseCoopers LLP rendered general accounting services for us during our fiscal year ended March 31, 2001 for which they billed $24,750.

   It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

   The following report of the audit committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

                             AUDIT COMMITTEE REPORT

To the Board of Directors
of Roxio, Inc.

July 24, 2001

   The audit committee has reviewed and discussed with Roxio's management and its independent auditing firm, PricewaterhouseCoopers LLP, Roxio's audited financial statements for the years ended March 31, 1999, 2000 and 2001, known as the Audited Financial Statements. In addition, we have discussed with PricewaterhouseCoopers LLP the matters required by Codification of Statements of Auditing Standards No. 61.

   The audit committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and we have discussed with that firm its independence from Roxio. We also have discussed with Roxio's management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as we deemed appropriate.

   Management is responsible for Roxio's internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of Roxio's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

   Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, we recommended to Roxio's board of directors the inclusion of the Audited Financial Statements in Roxio's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

                                          THE AUDIT COMMITTEE

                                          Richard J. Boyko
                                          Joseph C. Kaczorowski
                                          Robert Rodin

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. During fiscal 2001, our executive officers, directors and 10% beneficial owners were not subject to the Section 16 filing requirements because we were a wholly owned subsidiary of Adaptec, Inc.

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

   We first hired employees as a separate legal entity from our former parent company, Adaptec, on May 11, 2001. Prior to that date, all of our executive officers were employees of Adaptec. As a result, the information set forth in the following table reflects compensation earned by our chief executive officer and our two most highly compensated executive officers, or our Named Executive Officers, for services they rendered to us as Adaptec employees during our fiscal year ended March 31, 2001, and in the case of Messrs. Shea and Carpenter, for services they rendered to Adaptec as Adaptec's employees during Adaptec's fiscal years ended March 31, 2000 and March 31, 1999.

   The services rendered by Messrs. Shea and Carpenter to Adaptec were in capacities not equivalent to the positions they currently hold with us. Thus, this table does not necessarily reflect the compensation that will be paid to them as our executive officers.

                                                                    Long-Term
                                    Annual Compensation           Compensation
                                ---------------------------- -----------------------
                                                Other Annual Securities  All Other
   Name and Principal    Fiscal Salary   Bonus  Compensation Underlying Compensation
        Position          Year    ($)   ($)(2)     ($)(3)    Options(4)    ($)(5)
   ------------------    ------ ------- ------- ------------ ---------- ------------
Wm. Christopher           2001  194,712 246,875   104,050           0         112
 Gorog(1)...............
 President and Chief
 Executive Officer

Thomas J. Shea..........  2001  238,746       0     7,800     190,000      10,633
 Senior Vice President    2000  217,769 275,000     7,800       5,000       8,662
 and Chief Operating      1999  196,698  90,000     7,800     100,000       8,429
 Officer

R. Elliot Carpenter.....  2001  154,760       0     3,600      52,383       8,525
 Vice President and       2000  129,606  47,500       --       13,000       8,210
 Chief Financial Officer  1999  115,015  30,000       --       22,000       8,028

--------
(1) Mr. Gorog's annual compensation represents the amounts he earned from his hire date through March 31, 2001.
(2) Does not include bonuses for the fiscal year ended March 31, 2001 which were approved by the board of directors in the aggregate but which were not calculable as of the date of this proxy statement.
(3) Other compensation for Messrs. Shea and Carpenter represents auto allowances for the amounts indicated. Other compensation for Mr. Gorog represents a $4,050 auto allowance and a relocation bonus in the amount of $100,000.
(4) These options were granted by Adaptec under its stock option plan.
(5) Represents payment of life insurance premiums by Adaptec.

                     OPTION GRANTS DURING FISCAL YEAR 2001

   The following table sets forth information regarding options to purchase Adaptec common stock (as noted in the table), granted during the fiscal year ended March 31, 2001 to each of our Named Executive Officers. The percentage of total options granted to Adaptec employees in the last fiscal year is based on options to purchase an aggregate of 13,041,956 shares of common stock granted to Adaptec employees during fiscal year 2001. We do not have any outstanding stock appreciation rights.

                                                                               Potential Realizable
                                         % of Total                              Value at Assumed
                           Number of      Options                              Annual Rates of Stock
                           Securities    Granted to                             Price Appreciation
                           Underlying   Employees in  Exercise or               for Option Term(2)
                            Options     Fiscal Year  Base Price per Expiration ---------------------
       Name              Granted (#)(1)     (%)       Share ($/SH)     Date        5%        10%
       ----              -------------- ------------ -------------- ---------- ---------- ----------
Wm. Christopher Gorog...          0          --              --           --          --         --
Thomas J. Shea..........      6,401         0.05%       $19.0625    5/12/2010  $   76,737 $  194,467
                            168,599         1.29%       $19.0625    5/12/2010  $2,021,216 $5,122,158
                             15,000         0.12%       $11.4375     1/4/2011  $  107,895 $  273,426
R. Elliot Carpenter.....        146            *        $34.0625     4/6/2010  $    3,128 $    7,926
                                 54            *        $34.0625     4/6/2010  $    1,157 $    2,931
                              1,569         0.01%       $29.2500    4/17/2010  $   28,862 $   73,142
                              2,431         0.02%       $29.2500    4/17/2010  $   44,719 $  113,326
                              2,414         0.02%       $20.0000     5/9/2010  $   30,363 $   76,946
                              5,586         0.04%       $20.0000     5/9/2010  $   70,260 $  178,053

--------
 * Less than 0.01%
(1) Represents a grant of options to acquire shares of Adaptec common stock. These options will terminate in connection with the optionees' termination of employment from Adaptec on August 11, 2001. Does not include options to purchase an aggregate of 500,000, 280,688 and 92,500 shares of Roxio common stock granted to Messrs. Gorog, Shea and Carpenter, respectively, on April 19, 2001.
(2) The potential realizable values are based on an assumption that the stock price of Adaptec's common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect an estimate of future stock price growth of Adaptec's shares of common stock.

                      OPTION EXERCISES IN FISCAL 2001 AND
                         FISCAL YEAR END OPTION VALUES

   The following table contains information regarding our Named Executive Officers' unexercised options to acquire shares of our common stock and, in the case of Messrs. Shea and Carpenter, shares of Adaptec common stock, as of March 31, 2001. None of our Named Executive Officers exercised any options during fiscal 2001.

                                Number of Shares
                             Underlying Unexercised     Value of Unexercised
                                  Options as of        in-the-Money Options as
                              March 31, 2001 (#)(1)    of March 31, 2001($)(2)
       Name                 Exercisable/Unexercisable Exercisable/Unexercisable
       ----                 ------------------------- -------------------------
Wm. Christopher Gorog......            0/0                       --
Thomas J. Shea.............      105,595/205,780                 0/0
R. Elliot Carpenter........       18,698/31,857                  0/0

--------
(1) Represents options to acquire shares of Adaptec common stock.
(2) Based on the closing sale price of Adaptec's common stock on March 30, 2001 ($8.67), as reported by the Nasdaq National Market, less the option exercise price.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

   The compensation committee of our board of directors is composed of Messrs. Kaczorowski and Rodin. All decisions regarding the compensation of our executive officers have been made by our board of directors upon the recommendation of the compensation committee, except that our compensation committee determines and approves stock options and stock option grant levels.

                    REPORT OF THE COMPENSATION COMMITTEE OF
                             THE BOARD OF DIRECTORS

To: The Board of Directors

   As members of the compensation committee of Roxio, Inc., we are responsible for administering Roxio's incentive plans, including the 2000 Stock Option Plan and the 2001 Stock Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The compensation committee reviews compensation for senior management with the board of directors. The board of directors then determines the final compensation packages for senior managers (except for stock option grants, which are determined and granted directly by the compensation committee). The compensation committee is comprised entirely of non-employee directors.

Overall Compensation Policies

   The primary compensation policy of Roxio, Inc., which is endorsed by the compensation committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of Roxio and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is "at risk." Roxio and the compensation committee also believe that executive compensation should serve to attract and retain key employees and provide them with incentives to assist Roxio in achieving strategic and financial goals that ultimately enhance the value of Roxio's stock. To further these goals, Roxio's compensation structure for executive officers has three components:

  . Long-Term Incentive Awards (Stock Options)

  . Annual Bonus

  . Base Salary

   Stock options and stock option grant levels are determined and approved by the compensation committee. As noted above, the bonus and base salary for Roxio's executive officers are recommended by the compensation committee, subject to review, adjustment, and approval by the board of directors.

   The compensation committee retains independent compensation consultants to provide objective and expert advice regarding Roxio's executive compensation policies.

   Long-Term Incentive Awards. Roxio from time to time provides long-term incentives to key employees through the grant of stock options under the 2000 Stock Option Plan and the 2001 Stock Plan. These long-term incentives are designed to couple the interests of key employees with those of stockholders in that the potential realizable value of the awards is directly related to the future value of Roxio's stock.

   The compensation committee's current philosophy is that Roxio should grant stock options to executive officers upon initial employment and on an annual basis thereafter. Stock options typically vest over a four-year period.

   In approving stock option grants, the compensation committee considers, among other factors, executives' total compensation packages, options previously granted, dilution effects, industry practices and trends, respective executive accountability levels, and future potential stock values. Certain other stock options may be granted by Mr. Gorog, who has been given the authority by the board of directors to approve certain stock option grants under the 2001 Plan to persons who are not officers or director-level employees of Roxio.

   Annual Bonus. Annual bonuses allow Roxio to recognize individual performance and contributions to Roxio on an annual basis. Annual bonuses for executive officers for the fiscal year ended March 31, 2001 were not paid by Adaptec; however, the board of directors recently approved cash bonuses for the year ended March 31, 2001 for certain employees of Roxio, including certain executive officers. The amounts of these bonuses have not been finally determined but will be based on the amount of earnings achieved by Roxio and a subjective evaluation of individual job performance and achievement without regard to earnings and will include any guaranteed contractual bonuses.

   Base Salary. The compensation committee recommends base salaries for Roxio's executive officers, as well as changes in such salaries. Base salaries are recommended, subject to the approval of the board of directors, based on factors such as length of service, Roxio's performance and growth, a subjective determination of the executive's past performance and expected future contributions to Roxio, and pay levels of similar positions with comparable companies in the industry.

   Tax Treatment. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The compensation committee currently intends to structure stock option grants as qualifying performance-based compensation for this purpose. Current base salary and anticipated bonus levels are not expected to exceed the Section 162(m) limit.

   The board of directors and the compensation committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding Roxio's efforts, that compensation intended by Roxio to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation of Chief Executive Officer

   In connection with his appointment as Roxio's Chief Executive Officer in September 2000, Roxio entered into an employment agreement with Mr. Gorog. Under the employment agreement, as supplemented and amended from time to time, Mr. Gorog is entitled to an annual base salary of $375,000. In connection with his employment, Mr. Gorog also received a one-time $125,000 hire-on bonus and relocation assistance of up to $100,000.

   On April 19, 2001, Roxio granted Mr. Gorog a stock option covering 500,000 shares of Common Stock at an exercise price of $8.50 per share. The stock option is scheduled to vest over four years. The compensation committee believes that this stock option grant was an important element in retaining Mr. Gorog and in linking his interests with those of Roxio's stockholders. The level of the grant reflects Mr. Gorog's position with Roxio and his level of accountability.

   Mr. Gorog is eligible to receive a bonus of $243,750 for the fiscal year ended March 31, 2001. That bonus was guaranteed under Mr. Gorog's employment agreement and will be paid in two installments--the first payment of $121,875 has been made and the second payment of $121,875 will occur on September 30, 2001. In future years, Mr. Gorog will be eligible for a cash bonus in an amount up to 65% of his base compensation for that year. The amounts of such bonuses will be determined under Roxio's annual bonus program (which is based on Roxio's performance and other factors described above).

July 24, 2001

                                          THE COMPENSATION COMMITTEE

                                          Joseph C. Kaczorowski
                                          Robert Rodin

                  TRANSACTIONS WITH CERTAIN EXECUTIVE OFFICERS

Employment and Change of Control Arrangements

 Employment Agreements

   Mr. Gorog serves as our chief executive officer, president and a director. Under the terms of his employment arrangement, Mr. Gorog's annual base compensation is $375,000 and he is eligible for a cash bonus of up to 65% of his annual base compensation pursuant to our annual bonus program, which is tied to our results of operations. Mr. Gorog's first year bonus is guaranteed. Mr. Gorog also received a $125,000 hire-on bonus and relocation assistance of $100,000 in fiscal 2001. In addition, Mr. Gorog received an employee stock option grant to purchase up to 500,000 shares of common stock with an exercise price per share equal to $8.50. This option will vest 25% on September 21, 2001, and after that at 6.25% per quarter over the remaining three years. In the event that Mr. Gorog is terminated for any reason other than for cause during the first three years of his employment, he is entitled to receive a severance payment equal to 12 months of his base compensation and we will pay his COBRA benefits premiums for a period of 12 months. Additionally, if Mr. Gorog's employment is terminated by us without cause or by him for good reason during the first year of his employment, he is entitled to receive a prorated portion of his first year's target bonus, and 25% of his options will automatically vest. In the event of a change of control, 25% of Mr. Gorog's unvested options will vest automatically and the remaining options will continue to vest at the same rate as prior to the change of control. In addition, if Mr. Gorog is still an employee of the successor company six months after the date of a change in control, he will receive a cash bonus equal to the "in-the-money" value of 25% of his unvested stock options as of the date of the change of control. Finally, in the event that Mr. Gorog is terminated without cause within 12 months after the date of a change of control, 100% of his options will automatically vest.

   Mr. Shea serves as our senior vice president and chief operating officer. Under the terms of his employment arrangement, Mr. Shea's annual base compensation is $240,000 and he is eligible for a cash bonus of up to 50% of his annual base compensation per year pursuant to our annual bonus program, which is tied to our results of operations. In addition, Mr. Shea received employee stock option grants to purchase up to 280,688 shares of common stock with an exercise price per share equal to $8.50. Pursuant to Mr. Shea's employment arrangement, an option to purchase 125,000 shares of common stock will vest 25% on September 21, 2001, and after that at 6.25% per quarter over the remaining three years. The remaining options to purchase shares of common stock vest over periods ranging from zero to four years from the date of grant. In the event that Mr. Shea's position is terminated for any reason other than for cause within 18 months after the distribution of our shares to Adaptec's stockholders, Mr. Shea is entitled to receive a severance payment equal to 12 months of his base compensation and we will pay his COBRA benefits premiums for a period of 12 months, and 100% of his options for 125,000 shares of common stock will automatically vest. In the event of a change of control, 25% of Mr. Shea's unvested options will vest automatically and the remaining options will continue to vest at the same rate as prior to the change of control. In addition, if Mr. Shea is still an employee of the successor company six months after the date of a change of control, he will receive a cash bonus equal to the "in-the-money" value of 25% of his unvested stock options as of the date of the change of control. Finally, in the event that Mr. Shea is terminated without cause within 12 months after the date of a change of control, 100% of his options will automatically vest.

   Mr. Carpenter serves as our vice president and chief financial officer. Under the terms of his employment arrangement, Mr. Carpenter's annual base compensation is $215,000 and he is eligible for a cash bonus of up to 40% of his annual base compensation per year pursuant to our annual bonus program, which is tied to our results of operations. In addition, Mr. Carpenter received employee stock option grants to purchase up to 92,500 shares of common stock with an exercise price per share equal to $8.50 and an additional option to purchase 17,500 shares of common stock with an exercise price per share equal to $11.99. These options to purchase shares of common stock vest over periods ranging from zero to four years from the date of grant. In the event of a change of control, 25% of Mr. Carpenter's unvested options will vest automatically and the remaining options will continue to vest at the same rate as prior to the change of control. Finally, in the event that Mr. Carpenter is terminated without cause within 12 months after the date of a change of control, 100% of his options will automatically vest.

 Employee Benefit Plan Change of Control Provisions

  2000 Stock Option Plan

   General. The 2000 Stock Option Plan, referred to as the 2000 Stock Plan, was adopted by our board of directors and approved by Adaptec, our sole stockholder, in November 2000. Our 2000 Stock Plan provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of nonstatutory stock options to employees, directors and consultants.

   Adjustments upon Change of Control. Our 2000 Stock Plan provides that, in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option. In addition, 25% of all outstanding and unvested options shall automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option will accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting and exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option as to all of the shares subject to the option, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option will terminate upon the expiration of the 15-day period.

  2001 Stock Plan

   General. The 2001 Stock Plan was adopted by our board of directors and approved by Adaptec, our sole stockholder, in April 2001. Our 2001 Stock Plan provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants.

   Adjustments upon Change of Control. Our 2001 Stock Plan provides that in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option or stock purchase right. In addition, 25% of all outstanding and unvested options will automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option or stock purchase right shall accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

  2001 Director Option Plan

   General. The 2001 Director Option Plan, referred to as the Director Plan, was adopted by our board of directors and approved by Adaptec, our sole stockholder, in April 2001. The Director Plan provides for the periodic grant of nonstatutory stock options to our non-employee directors.

   Adjustments upon Change of Control. In the event of a change of control of us, including our merger with or into another corporation in which our stockholders before such transaction do not continue to hold at least 50% of the successor or resulting entity, or a sale of substantially all of our assets, all of the options granted under the Director Plan shall immediately become 100% vested and exercisable. All options will terminate following the change of control transaction.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   We have entered into agreements with Adaptec, our former parent company, that provide for the separation of our business operations from Adaptec. Robert
N. Stephens, a current director who will resign from our board of directors immediately prior to the Annual Meeting, is the president and chief executive officer of Adaptec and a director of Adaptec.

   The agreements between Adaptec and us govern our various interim and ongoing relationships. All of the agreements providing for our separation from Adaptec were made in the context of a parent-subsidiary relationship and were negotiated in the overall context of our separation from Adaptec. The terms of these agreements may be more or less favorable to us than if they had been negotiated with unaffiliated third parties.

   We have provided below a summary of the material terms of the key agreements that govern our separation from Adaptec. The following descriptions summarize the material terms of the separation agreements but do not purport to describe all the terms of these agreements.

Master Separation and Distribution Agreement

   The master separation and distribution agreement, or master separation agreement, outlines the general terms and conditions of the separation and distribution and the general intent of the parties as to how these matters will be undertaken and completed.

   The Separation. We separated from Adaptec on May 5, 2001. On the separation date, we signed agreements with Adaptec that govern the transfer of assets and liabilities from Adaptec to us and the various relationships between Adaptec and us following the separation date. These ancillary agreements include:

  . a general assignment and assumption agreement;

  . an indemnification and insurance matters agreement;

  . a master patent ownership and license agreement;

  . a master technology ownership and license agreement;

  . a master confidential disclosure agreement;

  . a master transitional services agreement;

  . an employee matters agreement;

  . a tax sharing agreement;

  . a real estate matters agreement;

  . a manufacturing agreement; and

  . an international transfer of assets agreement.

Except as to indemnification obligations among the parties, to the extent that a term of any of the ancillary agreements described below contradicts the master separation agreement, the conflicting term of the ancillary agreement will govern.

   Contribution of Capital. Adaptec and its subsidiaries transferred an aggregate of $30 million in cash, including $20 million that was transferred pursuant to the international transfer of assets agreement, and certain cash held by our overseas subsidiaries to us prior to the separation date.

   Covenants. In addition to the transfer from Adaptec to us of control and ownership of various assets and liabilities relating to our business, we have agreed to exchange information, engage in specific auditing practices and resolve disputes in particular ways.

   Information Exchange. We have agreed to maintain and share information with Adaptec such that we may each:

  . maintain adequate internal accounting to allow the other to satisfy reporting obligations and prepare financial statements;

  . retain records that may be beneficial to the other for a specified period of time and allow that if the records are scheduled to be destroyed, the destroying party will give the other party an opportunity to retrieve all relevant information from the records; and

  . do our best to provide the other with personnel, directors, officers or agents that may be used as witnesses in legal proceedings.

   Auditing Practices. So long as Adaptec is required to consolidate our operating results and financial position, we have agreed to:

  . not change accounting firms without Adaptec's consent;

  . use our reasonable commercial efforts to cause our auditors to date their opinion on our financial statements on the same date as Adaptec's financial statements;

  . provide Adaptec all relevant information to enable Adaptec to prepare its financial statements;

  . grant Adaptec's internal auditors access to our records; and

  . notify Adaptec of any change in our accounting principles.

   Adaptec has agreed to provide us with all relevant information to enable us to prepare our financial statements and to grant our internal auditors access to Adaptec's records.

   Expenses. Adaptec agreed to pay all costs in connection with the separation and the distribution of our common stock in the spin-off.

   Dispute Resolution. We have agreed with Adaptec to the following procedures to settle any disputes under the separation agreements:

  . unless the dispute relates to confidentiality or intellectual property claims or if a delay initiating litigation would cause serious and irreparable damage, we will each make a good faith effort to first resolve the dispute through informal negotiation;

  . then, through a meeting of senior executives from each company; and

  . if these efforts fail, we may then litigate the dispute.

   All of the agreements between us and Adaptec relating to the separation contain similar dispute resolution provisions.

   No Representations and Warranties. Adaptec did not make any promises to us regarding:

  . the value of any asset that Adaptec transferred under the separation agreements;

  . whether there is a lien or encumbrance on any asset Adaptec transferred under the separation agreements;

  . the absence of defenses or freedom from counterclaim with respect to any claim Adaptec transferred under the separation agreements; or

  . the legal sufficiency of any conveyance of title to any asset Adaptec transferred under the separation agreements.

   Adaptec transferred the assets to us "as is," which means that we will bear the risk that a conveyance is insufficient to transfer the legal title of an asset free of any lien or encumbrance and without infringement of the rights of third parties.

General Assignment and Assumption Agreement

   The general assignment and assumption agreement, or assignment agreement, identifies which assets and liabilities relating to our business Adaptec transferred to us and we accepted from Adaptec as part of the separation.

   Asset Transfer. On the separation date, Adaptec transferred the following assets to us:

  . all assets reflected on our balance sheet as of March 31, 2001, minus any assets disposed of after the date of the balance sheet;

  . all written off, expensed or fully depreciated assets that would have appeared on our balance sheet as of March 31, 2001 if we had not written off, expensed or fully depreciated them;

  . all assets that Adaptec acquired after March 31, 2001 that would have appeared in our financial statements as of the separation date if we prepared these financial statements using the same principles we used in preparing our balance sheet dated March 31, 2001;

  . all assets that our business primarily used as of the separation date but are improperly not reflected in our balance sheet as of March 31, 2001; provided, however, that we must give written notice to Adaptec claiming these particular assets within a year of the distribution;

  . all contingent gains related primarily to our business;

  . all supply, vendor, capital, equipment lease or other contracts that primarily relate to our business, including contracts representing obligations reflected on our balance sheet as of March 31, 2001;

  . all outstanding stock, investments or similar interests of certain
    Adaptec subsidiaries;

  . all computers, disks, equipment and other assets used or managed primarily by employees of Adaptec who became our employees due to the separation;

  . certain rights under existing insurance policies; and

  . certain other specified assets.

   Assumption of Liabilities. On the separation date, we assumed the following liabilities from Adaptec:

  . all liabilities reflected as liabilities on our balance sheet as of March
    31, 2001, minus any liabilities that were discharged after the date of the balance sheet;

  . all liabilities of Adaptec that arise after March 31, 2001, that would have appeared in our financial statements as of the separation date if we prepared such financial statements using the same principles we used in preparing our balance sheet as of March 31, 2001;

  . all liabilities that are primarily related to our business at the separation date but are improperly not reflected in our balance sheet as of March 31, 2001; provided, however that we must give written notice to Adaptec claiming these particular liabilities within a year of the distribution;

  . all contingent liabilities primarily related to our business;

  . all liabilities, other than taxes based on net income, primarily resulting from the operation of our business, or resulting from any asset that Adaptec transferred to us;

  . all liabilities arising out of terminated, divested or discontinued businesses and operations; and

  . certain other specified liabilities.

   Assets and Liabilities Not Transferred. If we and Adaptec discover that specific assets or liabilities that are primarily related to our business were not transferred or assumed pursuant to the assignment agreement, we and Adaptec have agreed to cooperate in good faith to effect the transfer or assumption of those assets or liabilities.

   Delayed Transfers. If it was impracticable to transfer specific assets and liabilities on the separation date, the assignment agreement provides that these assets and liabilities will be transferred after the separation date.

   Terms of Other Ancillary Agreements Govern. To the extent that another ancillary agreement expressly provides for the transfer of an asset or an assumption of a liability, the terms of such other ancillary agreement will determine the manner of the transfer and assumption.

   Obtaining Approvals and Consents. We and Adaptec both agree to use all reasonable commercial efforts to obtain any required consents, substitutions or amendments required to novate or assign all rights and obligations under any contracts that were transferred in the separation.

   Nonrecurring Costs and Expenses. Any nonrecurring costs and expenses that are not allocated in the separation agreement, the assignment agreement or any other ancillary agreement are the responsibility of the party that incurs such costs and expenses.

   Specific Claims and Litigation. Under the assignment agreement we assumed and will manage our pending litigation with Gracenote, Inc. and the former shareholders of Incat Systems Software USA, Inc.

Indemnification and Insurance Matters Agreement

   General Release of Pre-Separation Claims. On the separation date, we released Adaptec and Adaptec released us from any liabilities arising from events occurring on or before the separation date, including events occurring in connection with the activities to implement the separation and the distribution. This provision will not impair either Adaptec or us from enforcing the master separation agreement, any ancillary agreement or any arrangement specified in any of these agreements.

   Indemnification. The indemnification and insurance matters agreement also contains provisions governing indemnification. In general, we have agreed to indemnify Adaptec from all liabilities arising:

  . primarily from our business prior to the separation date unless caused by the intentional and willful misconduct of an Adaptec employee;

  . from our business after the separation date;

  . from any of our liabilities or any of our contracts other than liabilities caused by the intentional and willful misconduct of an Adaptec employee prior to the separation date;

  . from any breach by us of the master separation agreement or any ancillary agreement; and

  . from any untrue statement of a material fact or an omission to state a material fact in the information statement relating to the separation.

   Adaptec has agreed to indemnify us from all liabilities arising from:

  . our business prior to the separation date to the extent that we have not agreed to indemnify Adaptec;

  . Adaptec's business other than the businesses transferred to us pursuant to the master separation agreement; and

  . any breach by Adaptec of the master separation agreement or any ancillary agreement.

   The indemnifying party will make all indemnification payments net of insurance proceeds that the indemnified party receives. The indemnification and insurance matters agreement also contains provisions governing notice and indemnification procedures.

   Environmental Matters. Adaptec has agreed to indemnify us from all liabilities arising from environmental conditions existing as of the separation date at facilities transferred to us, or which arise out of operations occurring before the separation date at these facilities. Further, Adaptec has agreed to indemnify us from all liabilities arising from environmental conditions existing, or caused by operations occurring at any time, whether before or after the separation date, at any Adaptec facility.

   We have agreed to indemnify Adaptec from all liabilities arising from environmental conditions caused by operations after the separation date at any of the facilities transferred to us, and from environmental conditions at our facilities arising from an event that occurs on or after the separation date.

   Since the separation, we have been responsible for all liabilities associated with any environmental contamination caused by us, and Adaptec has been responsible for all liabilities associated with any environmental contamination caused by Adaptec.

Master Patent Ownership and License Agreement

   The master patent ownership and license agreement, or master patent agreement, allocates rights relating to patents, patent applications and invention disclosures. Under the master patent agreement, Adaptec assigned to us ownership of specific patents, patent applications and invention disclosures. We will have unrestricted rights to practice the assigned patents.

   Under the master patent agreement, we granted Adaptec a non-exclusive, royalty-free patent license under some of the patents acquired by us from Adaptec. This license gives Adaptec rights to practice those patents outside the field reserved to us. Adaptec has the right to transfer its license with respect to a specific Adaptec product in connection with a transfer of Adaptec's rights in that product.

   The master patent agreement also contains a patent cross-license, whereby each party will grant a license under its patents to the other party with respect to functionality existing in the other party's current licensed products.

Master Technology Ownership and License Agreement

   The master technology ownership and license agreement, or master technology agreement, allocates rights in non-patented intellectual property. In the master technology agreement, Adaptec assigned to us specific technology and trademarks related to our business. We will have unrestricted rights to use the assigned technology and related trademarks. Adaptec also licensed to us specific technology and trademarks related to our business. We have unrestricted rights to use the licensed technology and related trademarks, provided that we will sublicense source code contained in the licensed technology to third parties only under provisions that preserve the confidentiality of the source code. Adaptec will not grant any licenses to the licensed technology to certain identified companies for a period of two years.

   The master technology agreement does not obligate either us or Adaptec to provide the other improvements that it makes, whether to its own technology or to the other party's technology licensed or assigned to it under this agreement.

   In the event of an acquisition of either party, the acquired party may assign the master technology agreement.

Master Confidential Disclosure Agreement

   The master confidential disclosure agreement provides that Adaptec and we agree not to disclose confidential information of the other except in specific circumstances. We each agree not to use confidential information of the other except as may be permitted in an ancillary agreement.

Master Transitional Services Agreement

   The master transitional services agreement, or services agreement, governs corporate support services that Adaptec has agreed to provide to us such as information technology systems, supply chain, human resources administration, product order administration, customer service, buildings and facilities and legal, finance and accounting services, each as specified and on the terms set forth in the services agreement and in the schedules to the services agreement. Specified charges for such services are typically the cost of providing the services, plus 5%. The services agreement also provides for additional services identified from time to time after the separation date that we reasonably believe were inadvertently or unintentionally omitted from the specified services, or that are essential to effectuate an orderly transition under the master separation agreement, so long as the provision of such services would not significantly disrupt Adaptec's operations or significantly increase the scope of Adaptec's obligations under the agreement.

Employee Matters Agreement

   The employee matters agreement allocates liabilities and responsibilities relating to the employees of Adaptec who became our employees effective as of the separation date and their participation in the benefits plans, including stock plans, of Adaptec and us. Generally, all Adaptec employees that were employees in Adaptec's software products group prior to the separation date became our employees on the separation date. Generally, any liability with respect to Adaptec benefits plans from the separation date to the distribution date will be borne by Adaptec. Any liability incurred with respect to our benefits plans from the distribution date and forward will be borne by us.

   We and Adaptec have also agreed that, as of the distribution date, neither of us will solicit or recruit the other's employees for a period of one year following the distribution date.

Tax Sharing Agreement

   The tax sharing agreement provides for Adaptec's and our obligations concerning various tax liabilities. The tax sharing agreement provides that Adaptec generally will pay, and indemnify us if necessary, with respect to all federal, state, local and foreign taxes relating to our business for any taxable period beginning on May 5, 2001 and ending on May 11, 2001. The agreement then provides that Adaptec and we will make subsequent payments between us such that the amount of taxes paid by Adaptec and us will be determined, subject to specified adjustments, as if Adaptec, we and each of our respective subsidiaries had filed such party's own consolidated, combined or unitary tax returns with affiliated corporations.

   The tax sharing agreement takes into account not only the group's incremental tax payments to the Internal Revenue Service or other taxing authorities, but also the incremental use of tax losses of affiliates to offset our taxable income, and the incremental use of tax credits of affiliates to offset the tax on our income.

   The tax sharing agreement also requires us to indemnify Adaptec for certain taxes and similar obligations that Adaptec could incur if the distribution does not qualify for tax-free treatment due to the following events:

  . an acquisition of a controlling interest in our stock after the distribution;

  . our failure to continue our business after the distribution;

  . a repurchase of our stock; or

  . other acts or omissions by us.

   The tax sharing agreement further provides for cooperation with respect to certain tax matters, the exchange of information and the retention of records, which may affect the income tax liability for a period during which we were a member of the group even if the tax sharing agreement allocates that liability to Adaptec or another member.

Real Estate Matters Agreement

   The real estate matters agreement addresses real estate matters relating to the Adaptec leased and owned properties that Adaptec transferred to or shares with us. The real estate matters agreement describes the manner in which Adaptec transferred or licenses to us various Adaptec leased or owned properties, including:

  . leases for portions of specified properties that Adaptec owns, including a 5-year lease of our corporate headquarters;

  . assignments of Adaptec's leases for specified leased properties; and

  . licenses permitting our short-term use and occupancy of selected owned sites.

   The real estate matters agreement includes a description of each property transferred or licensed to us for each type of transaction. The standard forms of the proposed transfer documents, such as lease assignment, lease and license, are contained in schedules to this agreement.

Manufacturing Services Agreement

   The manufacturing services agreement, or manufacturing agreement, provides that Adaptec will perform manufacturing services with respect to certain of our products for a period of one year after the separation date. Adaptec manufactures products for us at Adaptec's cost, plus 10%. The initial service fees are established in the manufacturing agreement and will be revised quarterly to reflect changing costs. Adaptec will bill us for additional expenses, such as freight, insurance and taxes, at actual cost plus 5%. We may terminate the manufacturing agreement upon 60 days' notice. Upon termination, we must purchase Adaptec's unused inventory of components, work in process and finished goods relating to items previously manufactured by Adaptec for us.

   Adaptec warrants the media upon which our software products are reproduced for 90 days from the later of the date of delivery or pull from our warehouse. Adaptec will replace our products that are reproduced on defective media and returned in accordance with Adaptec's product return procedures.

   The manufacturing agreement further provides that we will defend Adaptec for claims of intellectual property infringement brought against Adaptec based upon performance of the manufacturing services agreement. Each party will defend the other party against claims arising from its negligence or that of its agents and we will defend Adaptec for claims based upon the defective design or code of our products.

International Transfer of Assets Agreement

   The transfer of CeQuadrat and the intellectual property relating to our foreign operations was accomplished through a transfer of assets agreement entered into between international subsidiaries. Under the general assignment and assumption agreement, Adaptec transferred to us ownership of all outstanding capital stock of the subsidiary that owns CeQuadrat and the intellectual property relating to our foreign operations.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

   The following table sets forth, as of July 25, 2001, certain information with respect to the beneficial ownership of our common stock by:

  . each person or group of affiliated persons known by us to own beneficially more than 5% of the outstanding shares of our common stock;

  . each of our directors;

  . each of our Named Executive Officers; and

  . all of our directors and executive officers as a group.

   Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                              Shares of Common
                                                                   Stock       Percentage of
                                                                Beneficially    Outstanding
                Name                                              Owned(1)     Shares Owned
                ----                                          ---------------- -------------
Executive Officers and Directors
Wm. Christopher Gorog(2).....................................     125,000             *
Thomas J. Shea(3)............................................      64,445             *
R. Elliot Carpenter(4).......................................      27,596             *
Robert N. Stephens(5)........................................         781             *
Richard J. Boyko(5)..........................................         781             *
Joseph C. Kaczorowski(6).....................................         938             *
Robert Rodin(6)..............................................         938             *
All directors and executive officers as a group
 (7 persons)(7)..............................................     229,847          1.35%

--------
 * Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 25, 2001. As of July 25, 2001, there were 16,746,722 outstanding shares of our common stock.
(2) Includes options to purchase 125,000 shares of our common stock exercisable within 60 days of July 25, 2001.
(3) Includes options to purchase 63,358 shares of our common stock exercisable within 60 days of July 25, 2001.

(4) Includes options to purchase 27,409 shares of our common stock exercisable within 60 days of July 25, 2001.
(5) Includes options to purchase 781 shares of our common stock exercisable within 60 days of July 25, 2001.
(6) Includes options to purchase 938 shares of our common stock exercisable within 60 days of July 25, 2001.
(7) Includes options to purchase 219,205 shares of our common stock exercisable within 60 days of July 25, 2001.

                             ADDITIONAL INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

                                          By order of the Board of Directors

                                          /s/ William E. Growney, Jr.
                                          William E. Growney, Jr.
                                          Secretary

Milpitas, California,
August 10, 2001


 ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                                                     Appendix A

                            AUDIT COMMITTEE CHARTER

PURPOSE:

   The purpose of the Audit Committee of the Board of Directors of Roxio, Inc. (the "Company") shall be:

  . to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  . to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

  . to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

  . to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

   The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria, in accordance with Nasdaq National Market Audit Committee requirements:

     1. Each member will be an independent director;

     2. Each member will be able to read and understand fundamental financial statements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

   The responsibilities of the Audit Committee shall include:

  . Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

  . Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

  . Reviewing fee arrangements with the independent auditors;

  . Reviewing the independent auditors' proposed audit scope, approach and independence;

  . Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

  . Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

  . Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  . Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

  . Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

  . Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
    Schedule 14A;

  . Reviewing the Audit Committee's own structure, processes and membership requirements; and

  . Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

   The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

   The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

   Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                             [FRONT OF PROXY CARD]

                                  ROXIO, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE COMPANY FOR ANNUAL MEETING, SEPTEMBER 20, 2001

          The undersigned, a stockholder of ROXIO, INC., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company's Annual Report to Stockholders for its fiscal year ended March 31, 2001; and, revoking any proxy previously given, hereby constitutes and appoints Wm. Christopher Gorog and R. Elliot Carpenter and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at Roxio, Inc., 461 South Milpitas Blvd. Milpitas, California 95035 on September 20, 2001 at 10:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

     The Board of Directors recommends a vote FOR Item 1.

1. Nominee for a three-year term as a member of the Company's Board of
   Directors:

   Wm. Christopher Gorog

          [_]  For this nominee

          [_]  Withhold authority to vote for this nominee

  .

2. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

                  (continued and to be signed on other side)

                             [BACK OF PROXY CARD]

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Dated ____________________, 2001    ________________________________
                                         Signature of Stockholder

Dated ____________________, 2001    ________________________________
                                         Signature of Stockholder

                                         (This Proxy must be signed exactly as
                                         your name appears hereon. Executors,
                                         administrators, trustees, etc., should
                                         give full title as such. If the shares
                                         are held in joint name, either person
                                         may sign this Proxy. If the stockholder
                                         is a corporation, a duly authorized
                                         officer should sign on behalf of the
                                         corporation and should indicate his or
                                         her title.)

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                   ENCLOSED

                                       2